UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 30, 2008
Asset Acceptance Capital Corp.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-50552 (Commission File Number)	80-0076779 (IRS Employer Identification No.)
28405 Van Dyke Avenue
Warren, MI 48093
(Address of principal executive offices)
Registrant’s telephone number, including area code: (586) 939-9600
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 140.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.
On April 30, 2008, Asset Acceptance Capital Corp. issued a press release announcing its results of operations and financial condition for and as of the three month period ended March 31, 2008, unaudited. The press release is being furnished pursuant to Item 2.02 of Form 8-K. The full text of the press release is furnished as Exhibit 99 to this Form 8-K and is incorporated in this report by reference.
The press release attached to this Form 8-K contains a financial measure for adjusted EBITDA that is not calculated in accordance with generally accepted accounting principles in the United States (“GAAP”). We have provided a reconciliation in the press release of the non-GAAP financial measure for adjusted EBITDA to GAAP net income.
We have included information concerning adjusted EBITDA because we believe that this measure is a useful indicator of our ability to generate cash collections in excess of operating expenses (other than non-cash operating expenses, such as depreciation and amortization) through the liquidation of our receivable portfolios. We use adjusted EBITDA as the basis for our management bonus program and a similar computation is used in our loan agreement covenants. This non-GAAP financial measure should not be considered as an alternative to, or more meaningful than, net income as an indicator of our operating performance.
Item 9.01. Financial Statements and Exhibits.
The following exhibits are furnished herewith:

Exhibit Number	Exhibit Description

99	Press Release dated April 30, 2008, announcing Registrant’s results of operations and financial condition for and as of the three month period ended March 31, 2008, unaudited.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

April 30, 2008	ASSET ACCEPTANCE CAPITAL CORP.
	By:	/s/ Nathaniel F. Bradley IV
		Name:	Nathaniel F. Bradley IV
		Title:	Chairman of the Board, President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99	Press Release dated April 30, 2008.